Exhibit 99.1

Financial Contact:	Media Contact:
Josh Hirsberg	David Strow
(702) 792-7234	(702) 792-7386
joshhirsberg@boydgaming.com	davidstrow@boydgaming.com

BOYD GAMING REPORTS FOURTH-QUARTER, FULL YEAR 2019 RESULTS

Fourth-Quarter 2019 Highlights

–	Companywide Revenues Rise 5%; Adjusted EBITDAR Grows 9%; Net Income Up 6%
–	All Segments Achieve Same-Store Gains in Revenues and Adjusted EBITDAR
–	Newly Acquired Ameristar, Belterra Properties Post Double-Digit Adjusted EBITDAR Growth on Combined Basis

Full-Year 2019 Highlights

–	Company's Five New Properties Exceed First-Year Performance Expectations
–	Companywide Operating Margin Increases More Than 100 Basis Points
–	FanDuel Sportsbooks Off to Strong Start in Pennsylvania, Iowa, Indiana

LAS VEGAS - FEBRUARY 20, 2020 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the fourth quarter and full year ended December 31, 2019.

Keith Smith, President and Chief Executive Officer of Boyd Gaming, said: “Our diversified nationwide portfolio continued to generate strong results in the fourth quarter of 2019, as every segment of our business achieved growth in same-store revenues and Adjusted EBITDAR.  In our Midwest & South region, strong same-store gains were complemented by exceptional performances at the recently acquired Ameristar and Belterra properties, which grew combined Adjusted EBITDAR at a double-digit pace while improving operating margins by more than 350 basis points. In our Las Vegas Locals segment, revenue growth remained consistent with trends we saw throughout the year, though EBITDAR growth slowed, primarily due to a difficult comparison to a strong fourth quarter of 2018. On the sports-betting front, our newly opened FanDuel Sportsbooks helped attract new customers to our properties in Pennsylvania, Indiana and Iowa. As we enter the new year, the underlying trends in our nationwide business remain strong, and we are confident in our prospects for 2020.”

Boyd Gaming reported fourth-quarter revenues of $833.1 million, up 5.2% from $791.6 million in the fourth quarter of 2018.  The Company reported net income of $24.3 million, or $0.21 per share, for the fourth quarter of 2019, compared to $22.9 million, or $0.20 per share, for the year-ago period. The Company’s fourth-quarter 2019 pretax income was impacted by charges of $34.2 million related to early extinguishments of debt.  Project development, preopening and writedown expenses decreased $10.4 million in the fourth quarter of 2019 versus prior year due primarily to the inclusion of acquisition-related expenses in the fourth quarter of 2018.

Total Adjusted EBITDAR(1) was $227.6 million in the fourth quarter of 2019, up 9.1% from $208.6 million in the fourth quarter of 2018. Adjusted Earnings(1) for the fourth quarter of 2019 were $57.4 million, or $0.50 per share, compared to Adjusted Earnings of $37.0 million, or $0.32 per share, for the same period in 2018.

Results for both the current and prior-year quarters include contributions from Ameristar Kansas City, Ameristar St. Charles, Belterra Resort and Belterra Park, acquired by the Company on October 15, 2018.

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Operations Review

Las Vegas Locals

In the Las Vegas Locals segment, fourth-quarter 2019 revenues were $223.9 million, up from $222.6 million in the year-ago quarter. Fourth-quarter 2019 Adjusted EBITDAR was $73.3 million, compared to $73.0 million in the fourth quarter of 2018.

Fourth-quarter Adjusted EBITDAR reached its highest levels since 2005, slightly exceeding last year’s strong operating performance, as segment margins exceeded 32%.  While revenues grew in-line with recent quarters, Adjusted EBITDAR growth slowed due largely to a difficult comparison to a strong fourth quarter of 2018, when segment EBITDAR increased more than 13% and margins improved over 350 basis points.

Downtown Las Vegas

In the Downtown Las Vegas segment, revenues were $69.6 million in the fourth quarter of 2019, rising from $67.3 million in the year-ago period.  Adjusted EBITDAR was $19.6 million in the current period, up 6.5% from $18.4 million in the year-ago quarter.

The Downtown Las Vegas segment achieved a quarterly Adjusted EBITDAR record for the fifth consecutive quarter.  The Company's Downtown properties benefitted from ongoing growth in visitation throughout the downtown area, as well as continued strength in business volumes from the Company's Hawaiian customer segments.

Midwest and South

In the Midwest and South segment, revenues were $539.7 million, up from $501.8 million in the fourth quarter of 2018.  Adjusted EBITDAR increased 11.1% to $157.4 million, compared to $141.8 million in the year-ago period. Prior-year Adjusted EBITDAR for the segment included a one-time favorable property tax benefit of $2.7 million at Kansas Star.

Results reflect strong same-store revenue and Adjusted EBITDAR growth throughout the segment. Additionally, the newly acquired Ameristar and Belterra properties posted strong operating performances, growing combined Adjusted EBITDAR by 14% while improving operating margins by more than 350 basis points over their standalone results in the prior year.

Full-Year 2019 Results

For the full year ended December 31, 2019, Boyd Gaming reported revenues of $3.33 billion, compared to $2.63 billion for the full year 2018. Total Adjusted EBITDAR for the full year 2019 was $896.7 million, up from $681.3 million for the full year 2018.   Full-year 2019 net income was $157.6 million, or $1.38 per share, compared to $115.0 million, or $1.00 per share, for the full year 2018.

The Company’s full-year 2019 pretax income was impacted by charges of $34.9 million related to early extinguishments of debt.  Project development, preopening and writedown expenses decreased $24.0 million in the full year 2019 versus 2018 due to the prior-year inclusion of acquisition-related expenses and the launch of the Company’s redesigned player loyalty program.

Full-year 2019 Adjusted Earnings were $203.6 million, or $1.79 per share, up from Adjusted Earnings of $152.9 million, or $1.33 per share, for the full year 2018.

Results for the full year 2019 include contributions from Ameristar Kansas City, Ameristar St. Charles, Belterra Resort and Belterra Park, acquired on October 15, 2018; Valley Forge Casino Resort, acquired on September 17, 2018; and Lattner Entertainment, acquired on June 1, 2018.

Balance Sheet Statistics

As of December 31, 2019, Boyd Gaming had cash on hand of $250.0 million, and total debt of $3.81 billion.

Full-Year 2020 Guidance

For the full year 2020, Boyd Gaming projects total Adjusted EBITDAR of $915 million to $935 million.

Conference Call Information

Boyd Gaming will host a conference call to discuss fourth-quarter 2019 results today, February 20, at 5:00 p.m. Eastern. The conference call number is (888) 317-6003, passcode 5569843. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at www.boydgaming.com or https://www.webcaster4.com/Webcast/Page/964/33000.

Following the call’s completion, a replay will be available by dialing (877) 344-7529 today, February 20, beginning at 7:00 p.m. Eastern and continuing through Thursday, February 27, at 11:59 p.m. Eastern. The conference number for the replay will be 10139018. The replay will also be available on the Internet at www.boydgaming.com.

BOYD GAMING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (a)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share data)	2019	2018	2019	2018
Revenues
Gaming	$615,894	$590,413	$2,483,293	$1,925,424
Food & beverage	116,647	108,882	447,853	367,888
Room	58,141	54,170	237,187	199,500
Other	42,449	38,158	157,786	133,918
Total revenues	833,131	791,623	3,326,119	2,626,730
Operating costs and expenses
Gaming	280,937	265,025	1,116,448	845,486
Food & beverage	105,340	101,136	412,949	347,624
Room	27,606	26,040	110,680	90,915
Other	23,986	23,755	96,140	87,354
Selling, general and administrative	110,572	105,635	459,583	369,313
Master lease rent expense (b)	24,665	20,682	97,723	20,682
Maintenance and utilities	35,515	37,501	154,673	127,027
Depreciation and amortization	76,173	70,092	276,569	229,979
Corporate expense	25,638	29,226	105,139	104,201
Project development, preopening and writedowns	7,485	17,869	21,728	45,698
Impairment of assets	—	—	—	993
Other operating items, net	355	(22)	1,919	2,174
Total operating costs and expenses	718,272	696,939	2,853,551	2,271,446
Operating income	114,859	94,684	472,568	355,284
Other expense (income)
Interest income	(502)	(553)	(1,858)	(3,721)
Interest expense, net of amounts capitalized	55,241	60,300	237,465	204,188
Loss on early extinguishments and modifications of debt	34,199	—	34,949	61
Other, net	113	112	(114)	(276)
Total other expense, net	89,051	59,859	270,442	200,252
Income before income taxes	25,808	34,825	202,126	155,032
Income tax provision	(1,512)	(11,958)	(44,490)	(40,331)
Income from continuing operations, net of tax	24,296	22,867	157,636	114,701
Income from discontinued operations, net of tax	—	—	—	347
Net income	$24,296	$22,867	$157,636	$115,048

Basic net income per common share
Continuing Operations	$0.21	$0.21	$1.39	$1.01
Discontinued Operations	—	—	—	—
Basic net income per common share	$0.21	$0.21	$1.39	$1.01
Weighted average basic shares outstanding	113,708	114,276	113,474	114,401

Diluted net income per common share
Continuing Operations	$0.20	$0.20	$1.38	$1.00
Discontinued Operations	—	—	—	—
Diluted net income per common share	$0.20	$0.20	$1.38	$1.00
Weighted average diluted shares outstanding	114,149	114,833	113,947	115,071

__________________________________________

(a) Results for the three months and year ended December 31, 2019 and 2018 include Lattner Entertainment, acquired on June 1, 2018, Valley Forge Casino Resort, acquired on September 17, 2018, and Ameristar Casino Kansas City, Ameristar Casino St. Charles, Belterra Resort and Belterra Park, acquired on October 15, 2018 (collectively, the “Acquired Businesses”). See Boyd Gaming’s Form 10-K for the period ended December 31, 2018, for further information regarding the Acquired Businesses.

(b) Rent expense incurred by those properties subject to a master lease with a real estate investment trust.

BOYD GAMING CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA to Net Income (a)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2019	2018	2019	2018
Total Revenues by Reportable Segment
Las Vegas Locals	$223,851	$222,574	$880,935	$873,504
Downtown Las Vegas	69,551	67,277	257,667	248,110
Midwest & South	539,729	501,772	2,187,517	1,505,116
Total revenues	$833,131	$791,623	$3,326,119	$2,626,730

Adjusted EBITDAR by Reportable Segment
Las Vegas Locals	$73,285	$73,045	$283,030	$274,344
Downtown Las Vegas	19,583	18,388	62,413	56,517
Midwest & South	157,445	141,773	635,182	432,366
Property Adjusted EBITDAR	250,313	233,206	980,625	763,227
Corporate expense, net of share-based compensation expense (b)	(22,755)	(24,563)	(83,937)	(81,938)
Adjusted EBITDAR	227,558	208,643	896,688	681,289
Master lease rent expense (c)	(24,665)	(20,682)	(97,723)	(20,682)
Adjusted EBITDA	202,893	187,961	798,965	660,607

Other operating costs and expenses
Deferred rent	245	275	979	1,100
Depreciation and amortization	76,173	70,092	276,569	229,979
Share-based compensation expense	3,776	5,063	25,202	25,379
Project development, preopening and writedowns	7,485	17,869	21,728	45,698
Impairment of assets	—	—	—	993
Other operating items, net	355	(22)	1,919	2,174
Total other operating costs and expenses	88,034	93,277	326,397	305,323
Operating income	114,859	94,684	472,568	355,284
Other expense (income)
Interest income	(502)	(553)	(1,858)	(3,721)
Interest expense, net of amounts capitalized	55,241	60,300	237,465	204,188
Loss on early extinguishments and modifications of debt	34,199	—	34,949	61
Other, net	113	112	(114)	(276)
Total other expense, net	89,051	59,859	270,442	200,252
Income before income taxes	25,808	34,825	202,126	155,032
Income tax provision	(1,512)	(11,958)	(44,490)	(40,331)
Income from continuing operations, net of tax	24,296	22,867	157,636	114,701
Income from discontinued operations, net of tax	—	—	—	347
Net income	$24,296	$22,867	$157,636	$115,048

__________________________________________

(a) Results for the three months and year ended December 31, 2019 and 2018 include the Acquired Businesses, which are included in the Midwest & South segment.

(b) Reconciliation of corporate expense:

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2019	2018	2019	2018
Corporate expense as reported on Condensed Consolidated
Statements of Operations	$25,638	$29,226	$105,139	$104,201
Corporate share-based compensation expense	(2,883)	(4,663)	(21,202)	(22,263)
Corporate expense, net, as reported on the above table	$22,755	$24,563	$83,937	$81,938

(c) Rent expense incurred by those properties subject to a master lease with a real estate investment trust.

BOYD GAMING CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliations of Net Income to Adjusted Earnings

and Net Income Per Share to Adjusted Earnings Per Share (a)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share data)	2019	2018	2019	2018
Net income	$24,296	$22,867	$157,636	$115,048
Less: income from discontinued operations, net of tax	—	—	—	(347)
Income from continuing operations, net of tax	24,296	22,867	157,636	114,701

Pretax adjustments:
Project development, preopening and writedowns	7,485	17,869	21,728	45,698
Impairment of assets	—	—	—	993
Other operating items, net	355	(22)	1,919	2,174
Loss on early extinguishments and modifications of debt	34,199	—	34,949	61
Other, net	113	112	(114)	(276)
Total adjustments	42,152	17,959	58,482	48,650

Income tax effect for above adjustments	(9,029)	(3,851)	(12,513)	(10,463)
Adjusted earnings	$57,419	$36,975	$203,605	$152,888

Net income per share, diluted	$0.21	$0.20	$1.38	$1.00
Less: income from discontinued operations per share	—	—	—	—
Income from continuing operations per share	0.21	0.20	1.38	1.00
Pretax adjustments:
Project development, preopening and writedowns	0.07	0.15	0.19	0.39
Impairment of assets	—	—	—	0.01
Other operating items, net	—	—	0.02	0.02
Loss on early extinguishments and modifications of debt	0.30	—	0.31	—
Other, net	—	—	—	—
Total adjustments	0.37	0.15	0.52	0.42

Income tax effect for above adjustments	(0.08)	(0.03)	(0.11)	(0.09)
Adjusted earnings per share, diluted	$0.50	$0.32	$1.79	$1.33

Weighted average diluted shares outstanding	114,149	114,833	113,947	115,071

__________________________________________

(a) Results for the three months and year ended December 31, 2019 and 2018 include the Acquired Businesses.

Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, EBITDAR (EBITDA further adjusted for rent expense associated with a master lease), Adjusted EBITDAR, Adjusted Earnings and Adjusted Earnings Per Share (Adjusted EPS). The following discussion defines these terms and why we believe they are useful measures of our performance.  We do not provide a reconciliation of forward-looking non-GAAP financial measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.

EBITDA, Adjusted EBITDA, EBITDAR and Adjusted EBITDAR

EBITDA and EBITDAR are commonly used measures of performance in our industry that we believe, when considered with measures calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), provide our investors a more complete understanding of our operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA and EBITDAR when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. We refer to this measure as Adjusted EBITDA or Adjusted EBITDAR. We have chosen to provide this information to investors to enable them to perform comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations. We have historically reported these measures to our investors and believe that the continued inclusion of Adjusted EBITDA and Adjusted EBITDAR provides consistency in our financial reporting. We use Adjusted EBITDA and Adjusted EBITDAR in this press release because we believe this information is useful to investors in allowing greater transparency related to significant measures used by our management in their financial and operational decision-making. Adjusted EBITDA and Adjusted EBITDAR are among the more significant factors in management's internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA and Adjusted EBITDAR as measures in the evaluation of potential acquisitions and dispositions. Adjusted EBITDA and Adjusted EBITDAR are also used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, share-based compensation expense, project development, preopening and writedown expenses, impairments of assets, loss on early extinguishments and modifications of debt and other operating items, net. Adjusted EBITDAR reflects Adjusted EBITDA further adjusted for rent expense associated with a master lease with a real estate investment trust.

Adjusted Earnings and Adjusted EPS

Adjusted Earnings is net income before project development, preopening and writedown expenses, impairments of assets, other items, net, gain or loss on early extinguishments and modifications of debt, other non-recurring adjustments, net, and income from discontinued operations, net of tax. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS or certain other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA, Adjusted EBITDA, EBITDAR and Adjusted EBITDAR. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA, Adjusted EBITDA, EBITDAR and Adjusted EBITDAR do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward-looking Statements and Company Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. In addition, forward-looking statements in this press release include statements regarding: the underlying trends in the Company’s nationwide business remain strong, and the Company is confident in its prospects for 2020, and all of the statements under the heading “Full-Year 2020 Guidance.” Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: fluctuations in the Company's operating results; the results of operations of its properties in various markets; the political climate and its effects on consumer spending and its impact on the travel industry; the state of the economy and its effect on consumer spending and the Company's results of operations; the impact and effects of the local economies in the markets where the Company has operations; the receipt of legislative, and other state, federal and local approvals for the Company's development projects; whether online gaming will become legalized in various states, the Company's ability to operate online gaming profitably, or otherwise; consumer reaction to fluctuations in the stock market and economic factors; the fact that the Company's expansion, development and renovation projects (including enhancements to improve property performance) are subject to many risks inherent in expansion, development or construction of a new or existing project; the effects of events adversely impacting the economy or the regions from which the Company draws a significant percentage of its customers; competition; litigation; financial community and rating agency perceptions of the Company and its subsidiaries; changes in laws and regulations, including increased taxes; the availability and price of energy, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming

Founded in 1975, Boyd Gaming Corporation (NYSE: BYD) is a leading geographically diversified operator of 29 gaming entertainment properties in 10 states.  The Company currently operates 1.77 million square feet of casino space, more than 38,000 gaming machines, over 800 table games, more than 11,000 hotel rooms, and 320 food and beverage outlets.  With one of the most experienced leadership teams in the casino industry, Boyd Gaming prides itself on offering its guests an outstanding entertainment experience, delivered with unwavering attention to customer service.  For additional Company information and press releases, visit www.boydgaming.com.